Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On November 22, 2024 (the “Closing Date”), DURECT Corporation (the “Company”) completed the sale (the “Transaction”) to Alzet, LLC, a subsidiary of Lafayette Instrument Co. (the “Purchaser”), of substantially all the assets and certain specified liabilities related to the ALZET product line (the “Sale”) pursuant to the Asset Purchase Agreement (the “APA”) between the Company and the Purchaser. Pursuant to the terms of the APA, the Purchaser paid the Company $17.5 million subject to certain adjustments, including for net working capital. Also on the Closing Date, the Company and the Purchaser entered into a Transition Services Agreement, pursuant to which the Company agrees to perform certain transition services related to the purchased assets for up to six months after the Closing Date, subject to potential extensions. The estimated total transaction expenses were approximately $2.2 million.

Simultaneous with this transaction, the Company has paid off all remaining obligations under its term loan agreement with Oxford Finance LLC. The total payment to Oxford Finance LLC was $9.2 million, which included a principal payment of $7.1 million, a final payment of $2.0 million, and accrued interest and prepayment penalty totaling $106,000.

The following unaudited pro forma condensed financial statements are intended to show how the Transaction might have affected the historical financial statements of DURECT if the Transaction had been completed at an earlier time as indicated therein, and such unaudited pro forma condensed financial statements are derived from, and should be read in conjunction with, DURECT’s historical financial statements and notes thereto, as presented in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2024 and Annual Report on Form 10-K for the year ended December 31, 2023, respectively. The unaudited pro forma condensed financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The unaudited pro forma condensed balance sheet as of September 30, 2024 assumes the Transaction had occurred on September 30, 2024. The unaudited pro forma condensed statements of operations and comprehensive loss for the nine months ended September 30, 2024 gives effect to the Transaction as if it had occurred as of January 1, 2023 and the Company had paid off all remaining obligations under the term loan agreement with Oxford Finance LLC as of January 1, 2023. The unaudited pro forma condensed statements of operations and comprehensive loss for the year ended December 31, 2023 gives effect to the Transaction as if it had occurred as of January 1, 2023 and the Company had paid off all remaining obligations under the term loan agreement with Oxford Finance LLC as of January 1, 2023. The Company’s accounting and financial reporting in these unaudited pro forma condensed financial statements is based on its preliminary assessment of the appropriate application of U.S. GAAP. The final application of U.S. GAAP to the APA may differ from what is presented in these unaudited pro forma condensed financial statements.

The transaction accounting adjustments to reflect the sale of the ALZET product line in the unaudited pro forma condensed financial statements include:

•
the Sale and the derecognition of associated assets and liabilities pursuant to the APA;
•
adjustments required to record the estimated cash proceeds received in connection with the Transaction;

•
adjustments required to recognize the transaction costs arising from the Transaction;

•
adjustments required to recognize the estimated gain associated with the Transaction;

•
adjustments required to derecognize ALZET associated revenues and expenses; and

•
the use of proceeds received from the Transaction and existing cash and investments to repay the remainder of a term loan.

The unaudited pro forma condensed financial statements are presented for informational purposes only and are based upon estimates by DURECT’s management, which are based upon available information and certain assumptions that DURECT’s management believes are reasonable as of the date of this filing. Actual amounts could differ materially from these estimates. The unaudited pro forma condensed financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the Transaction been consummated as of the periods indicated above, nor do they purport to indicate results which may be attained in the future. For example, these financial statements do not reflect any potential earnings or other impacts from the use of the proceeds from the sale or any synergies and dis-synergies that could result from the sale.

The unaudited pro forma condensed balance sheet as of September 30, 2024, and the unaudited pro forma condensed statements of operations and comprehensive loss for the nine months ended September 30, 2024 and the year ended December 31, 2023, should be read in conjunction with the notes thereto.

DURECT CORPORATION

PRO FORMA CONDENSED BALANCE SHEETS

AS OF SEPTEMBER 30, 2024

(in thousands)

(unaudited)

	Historical			Pro Forma
	As of	Transaction		As of
	September 30,	Accounting		September 30,
	2024	Adjustments		2024
A S S E T S
Current assets:
Cash and cash equivalents	$9,086	$4,613	(a), (b)	$13,699
Short-term investments	1,290	—		1,290
Accounts receivable, net	1,016	(578)	(a)	438
Inventories, net	2,376	(2,250)	(a)	126
Prepaid expenses and other current assets	657	21	(a), (b)	678
Total current assets	14,425	1,806		16,231
Property and equipment, net	52	(1)	(a)	51
Operating lease right-of-use assets	3,142	(790)	(a)	2,352
Goodwill	6,169	(3,444)	(a)	2,725
Long-term restricted investments	150	—		150
Other long-term assets	128	(5)	(a)	123
Total assets	$24,066	$(2,434)		$21,632
L I A B I L I T I E S A N D S T O C K H O L D E R S’ E Q U I T Y
Current liabilities:
Accounts payable	$498	$(58)	(a)	$440
Accrued liabilities	4,798	(362)	(a)	4,436
Term loan, current portion, net	10,466	(10,466)	(a)	—
Operating lease liabilities, current portion	1,308	(235)	(a)	1,073
Warrant liabilities	3,137	—		3,137
Total current liabilities	20,207	(11,121)		9,086
Operating lease liabilities, non-current portion	1,966	(621)	(a)	1,345
Other long-term liabilities	676	(50)	(a)	626
Commitments and contingencies
Stockholders’ equity:
Common stock	23	—		23
Additional paid-in capital	605,828	—		605,828
Accumulated deficit	(604,634)	9,358	(c), (f)	(595,276)
Stockholders’ equity	1,217	9,358		10,575
Total liabilities and stockholders’ equity	$24,066	$(2,434)		$21,632

See accompanying notes to the unaudited pro forma condensed financial information.

DURECT CORPORATION

PRO FORMA CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(in thousands, except per share amounts)

(Unaudited)

	Nine months ended September 30, 2024
	Historical	Transaction		Pro Forma
		Accounting
		Adjustments
Collaborative research and development and other revenue	$1,471	$—		$1,471
Product revenues, net	4,454	(4,347)	(d)	107
Total revenues	5,925	(4,347)		1,578
Operating expenses:
Cost of product revenues	1,158	(1,101)	(e)	57
Research and development	8,530	—		8,530
Selling, general and administrative	9,325	(1,059)	(e), (f)	8,266
Total operating expenses	19,013	(2,160)		16,853
Loss from operations	(13,088)	(2,187)		(15,275)

Other income (expense):
Interest and other income	711	—		711
Interest and other expenses	(1,338)	1,338	(i)	—
Change in fair value of warrant liabilities	(1,913)	—		(1,913)
Other income (expense), net	(2,540)	1,338		(1,202)
Net loss	(15,628)	(849)		(16,477)
Net change in unrealized gain on available-for-sale securities, net of reclassification adjustments and taxes	14	—		14
Total comprehensive loss	$(15,614)	$(849)		$(16,463)

Net loss per share
Basic	$(0.51)			$(0.53)
Diluted	$(0.51)			$(0.53)

Weighted-average shares used in computing net loss per share
Basic	30,906			30,906
Diluted	30,906			30,906

See accompanying notes to the unaudited pro forma condensed financial information.

DURECT CORPORATION

PRO FORMA CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except per share amounts)

(Unaudited)

	Twelve months ended December 31, 2023
	Historical	Transaction		Pro Forma
		Accounting
		Adjustments
Collaborative research and development and other revenue	$2,277	$—		$2,277
Product revenues, net	6,271	(5,958)	(d)	313
Total revenues	8,548	(5,958)		2,590
Operating expenses:
Cost of product revenues	1,717	(1,449)	(e)	268
Research and development	29,351	—		29,351
Selling, general and administrative	14,364	463	(e), (f)	14,827
Total operating expenses	45,432	(986)		44,446
Loss from operations	(36,884)	(4,972)		(41,856)

Gain on sale of the ALZET product line	—	11,476	(g)	11,476

Other income (expense):
Interest and other income	2,129	(388)	(h)	1,741
Interest and other expenses	(2,792)	2,792	(i)	—
Loss on debt extinguishment	—	(1,130)	(j)	(1,130)
Change in fair value of warrant liabilities	13,583	—		13,583
Issuance cost for warrants	(1,627)	—		(1,627)
Loss on issuance of warrants	(2,033)	—		(2,033)
Other income (expense), net	9,260	1,274		10,534
Net loss	(27,624)	7,778		(19,846)
Net change in unrealized loss on available-for-sale securities, net of reclassification adjustments and taxes	(1)	—		(1)
Total comprehensive loss	$(27,625)	$7,778		$(19,847)

Net loss per share
Basic	$(1.05)			$(0.76)
Diluted	$(1.20)			$(0.91)

Weighted-average shares used in computing net loss per share
Basic	26,256			26,256
Diluted	26,520			26,520

See accompanying notes to the unaudited pro forma condensed financial information.

Notes to Pro Forma Condensed Financial Statements

Note 1 — Basis of Presentation

The pro forma financial information is prepared pursuant to Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of the filing of the Current Report on Form 8-K/A to which this pro forma financial information is attached.

The pro forma financial information is based on financial statements prepared in accordance with U.S. GAAP, which is subject to change and interpretation. The pro forma financial information is based on and derived from the Company’s historical condensed financial statements, adjusted for certain transaction accounting adjustments. Actual adjustments, however, may differ materially from the information presented. The pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Transaction. The pro forma adjustments also do not include management adjustments to reflect any potential dis-synergy costs or benefits that may result from the realization of future cost savings in connection with the Transaction as management does not believe presenting such adjustments would enhance an understanding of the pro forma effects thereof. In addition, the pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the U.S Securities and Exchange Commission. The unaudited pro forma condensed financial information is not necessarily indicative of what the financial position or results of operations would have actually been had the Transaction occurred on the dates indicated. The unaudited pro forma condensed financial information does not include any compensation related to the transition services agreement as compensation related to this agreement cannot be reasonably estimated. In addition, the pro forma financial information should not be considered to be indicative of the Company’s future financial performance and results of operations.

Note 2 — Pro Forma Adjustments

The unaudited pro forma condensed financial statements reflect the following notes and adjustments:

(a)
The Sale and derecognition of the associated assets and liabilities pursuant to the APA.
(b)
Recognition of $17.5 million of cash received for the Sale, $10.7 million of cash paid to Oxford Finance to pay the remaining obligation of the term loan (based on the outstanding principal balance as of September 30, 2024) and $2.2 million of cash paid for transaction expenses of $2.1 million and escrow amount of $150,000 at the closing of the Transaction as of September 30, 2024.
(c)
Recognition of a $11.5 million gain on the Transaction allocated to DURECT, assuming the Transaction had occurred on September 30, 2024.
(d)
Derecognition of ALZET associated revenues for the year ended December 31, 2023, and the nine months ended September 30, 2024.
(e)
Derecognition of ALZET associated expenses for the year ended December 31, 2023, and the nine months ended September 30, 2024.
(f)
Recognition of transaction expenses incurred as a result of the Transaction not yet reflected in the results of operations, in the amount of $2.0 million. The statement of operations and comprehensive loss for the nine months ended September 30, 2024 includes transaction expenses incurred of $0.2 million.
(g)
Recognition of a $11.5 million gain on the Transaction, assuming the Transaction had occurred on January 1, 2023.

(h)
Reduction of interest income associated with additional cash and investments (in excess of the net proceeds from the Transaction after deducting the transaction costs) used to pay the remainder of a term loan for the year ended December 31, 2023.

(i)
Derecognition of term loan interest associated expenses for the year ended December 31, 2023, and the nine months ended September 30, 2024.

(j)
Recognition of loss on debt extinguishments for the year ended December 31, 2023.